                          ^--SCHEDULE 14A TEMPLATE--^
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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          First Savings Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 ^^         ^^
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          FIRST SAVINGS BANCORP, INC.
                             POST OFFICE BOX 1657
                             205 S.E. BROAD STREET
                   SOUTHERN PINES, NORTH CAROLINA 28388-1657
                                (910) 692-6222

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 29, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Meeting") of First Savings Bancorp, Inc. (the "Company") will be held on Thursday, October 29, 1998, at 10:00 a.m., Eastern Time, at the Holiday Inn, U.S. Highway 1 By-Pass, Southern Pines, North Carolina.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect three persons who will serve as directors of the Company until the 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualify;

     2. To ratify the selection of Dixon Odom PLLC as the independent auditor for the Company for the fiscal year ending June 30, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

     The Board of Directors has established September 2, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                   By Order of the Board of Directors


                                   /s/ John F. Burns

                                   John F. Burns
                                   Secretary

Southern Pines, North Carolina
September 28, 1998



A FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                          FIRST SAVINGS BANCORP, INC.
                                PROXY STATEMENT



               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

     This Proxy Statement is being furnished to shareholders of First Savings Bancorp, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, October 29, 1998, at 10:00 a.m., Eastern Time, at the Holiday Inn, U.S. Highway 1 By-Pass, Southern Pines, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on September 28, 1998.

     Other than the matters listed on the attached Notice of 1998 Annual Meeting of Shareholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

REVOCABILITY OF PROXY

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

SOLICITATION

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

     Regardless of the number of shares of the Company's common stock, no par value (the "Common Stock") owned, it is important that shareholders be represented by proxy or be present in person at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Any shareholder may vote for, against, or abstain from voting on any matter to come before the Meeting. If the enclosed proxy is properly marked, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted FOR the nominees for
                                                      ---
election to the Board of Directors named in this Proxy Statement and FOR the
                                                                     ---
other matters described in this Proxy Statement calling for a vote of the shareholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted FOR the proposals on which no instructions are given.
         ---

     The securities which may be voted at the Meeting consist of shares of the Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Meeting. The close of business on September 2, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of the Common Stock outstanding on the Record Date was 3,724,580.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our shareholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     In the election of directors, a nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees, including abstentions, will not be counted as votes against such nominees. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

     The proposal to ratify the appointment of the Company's independent auditor for the fiscal year ending June 30, 1999, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares not voted for any reason respecting the appointment of Dixon Odom PLLC will not be counted as a vote against such appointment.

     Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of voting designated by the Board of Directors.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person or group who acquires the beneficial ownership of more than five percent of the Common Stock notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than five percent of the Common Stock.

                                      AMOUNT AND NATURE           PERCENTAGE
        NAME AND ADDRESS           OF BENEFICIAL OWNERSHIP       OF CLASS/(1)/
        ----------------           -----------------------       -------------
Dimensional Fund Advisors, Inc.           189,000/(2)/               5.07%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

_______________________

/(1)/ Based upon a total of 3,724,580 shares of the Common Stock outstanding at the Record Date.

/(2)/ Based upon the Schedule 13G dated February 6, 1998, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to beneficially own 189,000 shares of First Savings Bancorp, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     Set forth below is certain information as of the Record Date regarding beneficial ownership of the Common Stock by each of the members of the Board of Directors (including nominees for election at the Meeting), certain executive officers of the Company, and the nominees, directors and all executive officers of the Company as a group.

                                                AMOUNT AND
                                                NATURE OF        SOLE VOTING/   SHARED VOTING/   PERCENTAGE
                                               BENEFICIAL        INVESTMENT       INVESTMENT         OF
NAME OF BENEFICIAL OWNER                     OWNERSHIP/(1)/         POWER            POWER       CLASS/(2)/
------------------------                     --------------      ------------   --------------   -----------
Virginia C. Brandt                                500                500                    0          .01%
H. David Bruton                                76,984/(3)/        73,184/(3)/           3,800         2.04%
John F. Burns                                 135,527/(4)/        60,730/(4)/          74,797         3.61%
Felton J. Capel                                 1,500                  0                1,500          .04%
J. E. Causey                                   83,342/(3)/        68,342/(3)/          15,000         2.21%
Henry A. Clayton                               62,416/(3)/        62,416/(3)/               0         1.66%
Frank G. Hardister                             56,668/(3)/        56,668/(3)/               0         1.50%
W. Harrell Johnson                             61,839/(3)/        59,509/(3)/           2,330         1.64%
Joe Montesanti, Jr.                            87,628/(3)/        77,528/(3)/          10,100         2.32%
Thomas F. Phillips                             59,212/(3)/        58,061/(3)/           1,151         1.57%
William E. Samuels, Jr.                       185,555/(5)/       102,898/(5)/          82,657         4.93%
Nominees, directors and all                   751,586/(6)/           --                   --         18.05%
 executive officers of the Company
 as a group (12 persons)

___________________

/(1)/ Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/(2)/ Based upon a total of 3,724,580 shares of the Common Stock outstanding at the Record Date. Assumes the exercise of only those stock options included with respect to the designated recipients.

/(3)/ Includes 45,000 shares which could be purchased pursuant to the exercise of stock options granted to the named beneficial owner.

/(4)/ Includes 29,900 shares which could be purchased pursuant to the exercise of stock options granted to Mr. Burns which are vested and nonforfeitable. The number stated includes 70,657 allocated and unallocated shares held by the First Savings Bank of Moore County, Inc., SSB Employee Stock Ownership Plan. Mr. Burns is a trustee of such Plan and has certain voting and investment power over such shares. A total of 4,950 shares have been allocated to Mr. Burns under the Employee Stock Ownership Plan.

/(5)/ Includes 42,000 shares which could be purchased pursuant to the exercise of stock options granted to Mr. Samuels which are vested and nonforfeitable. The number stated includes 70,657 allocated and unallocated shares held by the First Savings Bank of Moore County, Inc., SSB Employee Stock Ownership Plan. Mr. Samuels is a trustee of such Plan and has certain voting and investment power over such shares. A total of 6,450 shares have been allocated to Mr. Samuels under the Employee Stock Ownership Plan.

/(6)/ Includes 440,450 shares which could be purchased pursuant to the exercise of stock options granted to directors and executive officers. This amount does not include options to purchase 10,150 shares issued in the aggregate to executive officers which are not yet vested and which will only become vested upon death, disability, satisfaction of requirements for retirement and subsequent retirement, or satisfaction of requirements with respect to length of employment. The number stated includes 70,657 allocated and unallocated shares held by the First Savings Bank of Moore County, Inc., SSB Employee Stock Ownership Plan. William E. Samuels, Jr., a director and an executive officer, and John F. Burns, an executive officer, are trustees of such Plan and have certain voting and investment power over such shares.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1998, all of its executive officers and directors complied with all applicable Section 16(a) filing requirements.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

          The Certificate of Incorporation of the Company provides that the number of directors of the Company shall not be less than seven nor more than fifteen. The exact number of directors shall be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at eleven members.

          So long as the total number of directors is nine or more, the directors shall be divided into three classes. Each class of directors shall be elected for terms of three years each, or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify.

          The Board of Directors has nominated the three persons named below for election as directors to serve until the 2001 Annual Meeting of Shareholders or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

          The persons named in the accompanying form of proxy intend to vote any shares of the Common Stock represented by valid proxies received by them to elect the three nominees listed below as directors, unless authority to vote is withheld or such proxies are revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his/her stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

          No person who is 75 years of age or older and who is not an employee of the Company is eligible for election or re-election to the Board of Directors; however, this provision does not apply to persons who were directors of the Company at the time of the Company's acquisition of First Savings Bank of Moore County, Inc., SSB (the "Bank") in September of 1995, which includes all directors and nominees except Virginia C. Brandt and Felton J. Capel.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING
                                                   ---
NOMINEES FOR ELECTION AS DIRECTORS.

          The following tables set forth certain information as to each nominee and each director whose term is continuing.

                                       AGE ON            PRINCIPAL OCCUPATION DURING           DIRECTOR
NAME                               JUNE 30, 1998                LAST FIVE YEARS                 SINCE
-------------------------          -------------       --------------------------------        --------
                                  NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2001
J. E. Causey                            83             Owner of Causey Construction and         1960
                                                       Causey Realty
Henry A. Clayton                        75             Retired merchant                         1954
William E. Samuels, Jr.                 67             President and Chief Executive            1977
                                                       Officer of the Company and the
                                                       Bank

                                   DIRECTORS WITH THREE-YEAR TERM EXPIRING IN 2000

John F. Burns                           50             Executive Vice President                 1995
                                                       and Secretary of the
                                                       Company and the Bank
Felton J. Capel                         71             Owner of Century                         1997
                                                       Associates of N.C.,
                                                       Southern Pines, NC, a
                                                       distributor of cookware and
                                                       other housewares
W. Harrell Johnson                      74             Retired dentist                          1959
Thomas F. Phillips                      52             Automible dealer and                     1985
                                                       owner of Phillips Motor
                                                       Company, Carthage, North
                                                       Carolina

                                    DIRECTORS WITH THREE-YEAR TERM EXPIRING IN 1999

Virginia C. Brandt                      46             Certified Public Accountant,             1997
                                                       Holden, Brandt, & Longfellow,
                                                       P.C.
H. David Bruton, M.D.                   63             Secretary of North Carolina              1979
                                                       Department of Health and Human
                                                       Services; Physician, Sandhills
                                                       Pediatrics, Inc. until December 31,
                                                       1996
Frank G. Hardister                      63             President of Powell Funeral Home         1990
                                                       in Southern Pines, North Carolina
Joe Montesanti, Jr.                     78             Retired pharmacist                       1962

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors has regular monthly meetings, and held 17 meetings in the fiscal year ended June 30, 1998. No director attended fewer than 75% of the total number of Board meetings and meetings of Board committees on which he/she served during the year ended June 30, 1998.

     Until December 31, 1997, the Executive Committee met weekly, with its primary responsibility being loan approvals. This committee consists of Joe Montesanti, Jr., Chairman, H. David Bruton, Frank G. Hardister, W. E. Samuels and John F. Burns. This committee has the power to act on behalf of the full Board of Directors in the absence of a meeting of the entire Board of Directors and meets when necessary. During the fiscal year ended June 30, 1998 the committee met sixteen times.

     The Audit Committee is responsible for supervising and consulting with the internal auditor for the Company, maintaining proper internal controls and meeting with the Company's independent auditing firm. This committee is composed of directors Frank G. Hardister, Chairman, Virginia C. Brandt, Joe Montesanti, Jr., John F. Burns and Timothy S. Maples. The Audit Committee met one time during the fiscal year ended June 30, 1998.

     In addition, the Board of Directors appoints a Nominating Committee each year prior to the annual meeting of shareholders to nominate persons for election to the Board of Directors. The composition of this committee for the year ended June 30, 1998 is: Thomas F. Phillips, Chairman, H. David Bruton, Frank G. Hardister and H. A. Clayton. The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

     The Bank's board of directors has appointed four other standing committees to which certain responsibilities have been delegated--the Investment Committee, the Loan Committee, the Compliance Committee and the Compensation Committee.
The Board of Directors and the Bank's board of directors appoint other committees of its members to perform certain limited functions from time to time and have appointed committees to administer the various employee and director benefit plans which have been established by the Bank.

BOARD OF DIRECTORS OF THE BANK

     The Bank also has an eleven-member Board of Directors which is composed of the same persons who are now directors of the Company.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors are also directors of the Bank. Up until January 1, 1998, each member of the Bank's board of directors received annual fees of $12,000 except for (i) J. E. Causey, Chairman of the board of directors who received annual fees of $35,000 and (ii) the other members of the Executive Committee, H. David Bruton and Joe Montesanti, Jr., who received annual fees of $26,000.

     The Board of Directors reorganized its committee structure and directors' fees in January, 1998. Each director receives annual board fees of $12,000 per year plus $250.00 for each committee meeting attended. J. E. Causey, Chairman of the Board of Directors receives $18,000 per year, plus $250 per committee meeting attended. Mr. Samuels and Mr. Burns do not receive additional compensation for serving on the Executive Committee.

     DIRECTORS STOCK OPTION PLAN. Members of the Board of Directors are eligible recipients under the First Savings Bank of Moore County, Inc., SSB Non-qualified Stock Option Plan for Directors (the "Directors Plan"). Pursuant to the Directors Plan, 360,000 shares of the Common Stock have been reserved for issuance upon the exercise of stock options which were granted to non-employee directors under the Directors Plan. Of this amount, options to purchase 45,000 shares of the Common Stock have been granted to each member of the Board of Directors, other than Virginia Brandt and Felton Capel. Mr. Samuels and Mr. Burns received no options under the Directors Plan. The options were granted to directors in recognition of their past service to the Bank and as an incentive for their continued performance. No cash consideration was paid for the options.

     Options granted under the Directors Plan have an exercise price of $10.00 per share, the fair market value of the underlying securities on the date the options were granted. Options granted under the Directors Plan have a term of ten years and are not transferable except upon death. However, if an optionee ceases to be a director of the Bank for any reason other than death or disability and prior to attaining age 70, he must exercise his options, if at all, within three months thereafter. The options granted under the Directors Plan became vested in the recipients and nonforfeitable when they were granted. The Bank's Board of Directors can amend the Directors Plan at any time; however, the Bank's Board of Directors cannot make any change which would deprive an existing option holder of any of his rights without his consent. There are limitations on the number of amendments which may occur with respect to certain provisions of the Directors Plan. In addition, if the Bank desires for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, shareholder approval is required for certain amendments to the Directors Plan.

     Options granted pursuant to the Directors Plan do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and are therefore non-qualified stock options. In general, the holder of a non-qualified stock option will recognize compensation income equal to the amount by which the fair market value of the Common Stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the non-qualified stock option. If the optionee elects to pay the exercise price in whole or in part with the Common Stock, the optionee generally will not recognize any gain or loss on the Common Stock surrendered in payment of the exercise price. The Bank generally will not recognize any income or be entitled to claim any deduction upon the grant of a non-qualified stock option. At the time the optionee is required to recognize compensation income upon the exercise of the non-qualified stock option, the Bank generally will be entitled to claim a deduction in the amount equal to such compensation income.

EXECUTIVE OFFICERS

     The Company has three executive officers (as such term is defined in the federal securities laws). The following table sets forth certain information with respect to those persons.

                                                                                               EMPLOYED BY
                                   AGE ON            POSITIONS AND OCCUPATIONS                 THE COMPANY
NAME                           JUNE 30, 1998          DURING LAST FIVE YEARS                      SINCE
----                           -------------          ----------------------                      -----
William E. Samuels, Jr.               67           President and Chief Executive Officer           1967
                                                   of the Company and the Bank
John F. Burns                         50           Executive Vice President and Secretary          1972
                                                   of the Company and the Bank
Timothy S. Maples                     37           Vice President, Chief Financial                 1993
                                                   Officer and Treasurer of the Company and
                                                   the Bank

__________________________


MANAGEMENT COMPENSATION

     SUMMARY COMPENSATION TABLE. Employees of the Company receive no compensation for their service. However, the following table shows, for the three fiscal years ending June 30, 1998, 1997, and 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to (i) the Chief Executive Officer of the Bank and (ii) all other executive officers of the Bank whose cash compensation exceeded $100,000 in fiscal 1998, for services in all capacities.


                                                 Annual Compensation         Long Term Compensation Awards    All Other Compensation

                                          ---------------------------------  -----------------------------    ----------------------


                                                                                                               Securities Underlying

                                                                                 Restricted     Option/Stock
    Name and                                                      Other Annual     Stock       Appreciation Rights
Principal Position            Year    Salary         Bonus        Compensation     Awards      ("SARs") (in shares)
------------------            ----   --------       -------       ------------   ----------  ----------------------
William E. Samuels, Jr.,      1998  $166,250/(1)/   $23,328          $  --        $  --              --                $19,200/(3)/
President, Chief Executive    1997   160,257/(1)/    43,091/(2)/        --           --              --                 18,000/(3)/
Officer and Director of the   1996   150,000/(1)/    55,738/(2)/        --           --              --                 18,000/(3)/
Company and Bank

John F. Burns,                1998  $120,000/(1)/   $15,629          $  --        $  --              --                $14,902/(5)/
Executive Vice President and  1997   102,473/(1)/    24,768/(4)/        --           --              --                 14,909/(5)/
Secretary of the Company and  1996    93,000         30,852/(4)/        --           --              --                 14,921/(5)/
Bank


----------------------------

/(1)/ Includes directors' fees from the Bank in the amount of $12,000 for Mr. Samuels for each of the years ended June 30, 1998, 1997 and 1996; and $12,000 and $3,000 for Mr. Burns for the years ended June 30, 1998 and 1997, respectively.
/(2)/ Includes annual bonus of $23,040 and $36,000 under Bonus Compensation Plan in fiscal 1997 and 1996, respectively, and other discretionary bonuses.
/(3)/ Includes $11,724, $10,356 and $10,164 contributed or allocated by the Bank pursuant to the Bank's defined contribution profit sharing plan and $7,476, $7,644 and $7,836 contributed by the Bank pursuant to the Bank's Employee Stock Ownership Plan during fiscal 1998, 1997 and 1996, respectively. A total of 1,540 shares of Common Stock with a market value of $37,730 or $24.50 per share as of June 30, 1998, were allocated to Mr. Samuels under the Employee Stock Ownership Plan during the year ended June 30, 1998.
/(4)/ Includes annual bonus of $11,520 and $18,000 under Bonus Compensation Plan in Fiscal 1997 and 1996, respectively, and other discretionary bonuses.
/(5)/ Includes $9,100, $8,578 and $8,425 contributed or allocated by the Bank pursuant to the Bank's defined contribution profit sharing plan and $5,802, $6,331 and $6,496 contributed by the Bank pursuant to the Bank's Employee Stock Ownership Plan during fiscal 1998, 1997 and 1996, respectively. A total of 1,192 shares of Common Stock with a market value of $29,204 or $24.50 per share as of June 30, 1998, were allocated to Mr. Burns under the Employee Stock Ownership Plan during the year ended June 30, 1998.

     EMPLOYEES STOCK OPTION PLAN. Pursuant to the First Savings Bank of Moore County, Inc., SSB Employee Stock Option Plan (the "Employees Plan"), 360,000 shares of the Common Stock have been reserved for issuance upon the exercise of options which could be granted under the Employees Plan. Eleven officers of the Bank have been granted options to purchase 270,000 shares of the Common Stock.

     Options granted under the Employees Plan have a vesting schedule which provides that 20% of the options granted vested automatically on January 6, 1994, and 10% vested or will vest on each subsequent anniversary date, so that the options would be completely vested in eight years. Options become 100% vested at retirement, death or disability, if earlier. In addition, options granted under the Employees Plan immediately vest and may be exchanged for cash payments upon a "change in control" of the Bank. The definition of "change in control" in the Employees Plan is similar to that described below under the heading "-- Employment Agreements." The Board of Directors amended the vesting schedule for all of Mr. Samuels' and Mr. Burns' remaining unvested stock options on December 12, 1996. Mr. Samuels' remaining 23,200 unvested options will vest in increments of 10,000 options on January 6, 1999 and 2000, and the remaining 3,200 options will vest on January 6, 2001. Mr. Burns' remaining 1,600 options will vest on January 6, 1999.

     The following table provides certain information with respect to the number of shares of the Common Stock represented by outstanding stock options held by Messrs. Samuels and Burns as of June 30, 1998. Also reported are the value for "in-the-money" options which represents the positive spread between the exercise price of existing stock options and the last sales price of the Common Stock as of June 30, 1998 as reported on the Nasdaq National Market. Mr. Samuels exercised 10,000 shares and Mr. Burns exercised 4,500 shares during the fiscal year ended June 30, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                                 VALUE OF
                                                                         NUMBER OF SECURITIES                  UNEXERCISED
                                                                        UNDERLYING UNEXERCISED                IN-THE-MONEY
                               SHARES ACQUIRED        VALUE               OPTIONS/SARS AT                    OPTIONS/SARS AT
       NAME                      ON EXERCISE         REALIZED             FISCAL YEAR END                   FISCAL YEAR END(1)
-----------------            --------------------  ------------  -------------------------------    -------------------------------
                                                                 EXERCISABLE       UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
                                                                 -----------       -------------    -----------       -------------
William E. Samuels                   10,000           145,000      38,800/0          23,200/0        $950,600/$0        $568,400/$0
John F. Burns                         4,500            67,500      29,900/0           1,600/0        $732,550/$0        $ 39,200/$0

---------------------------
(1) The exercise price of the stock options is $10.00. On June 30, 1998, the last sale price for the Common Stock as reported on the Nasdaq National Market was $24.50.

     EMPLOYMENT AGREEMENTS. The Bank has entered into employment agreements with William E. Samuels, Jr., President and Chief Executive Officer, and John F. Burns, Executive Vice President and Secretary, in order to establish their duties and compensation and to provide for their continued employment with the Bank. Each of the agreements provides for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, the agreements will be extended for an additional year so that the remaining term will be three years unless written notice of non-renewal is given by the

Bank's board of directors after conducting a performance evaluation of the employee. Mr. Samuels' agreement now provides for an annual base salary of $158,500 and Mr. Burns' agreement now provides for an annual base salary of $111,000. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the employees' base salaries must be increased by at least 5% annually. In addition, the employment agreements provide for profitability and discretionary bonuses and participation in other pension, profit-sharing or retirement plans maintained by the Bank, as well as fringe benefits normally associated with such employees' offices. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employees.

       The employment agreements provide that if employment is terminated in connection with, or within 24 months after, a change in control or if the nature of the employees' compensation, duties or benefits are diminished following a change in control, and the employees terminate their employment, the employees will be entitled to receive compensation equal to 2.99 times their average annual compensation for income tax purposes for the most recent five tax years prior to the change in control, payable in lump sum or in equal monthly payments. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of the Company, or acquires in any manner control of the election of a majority of the directors of the Company, (ii) the Company consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Company is not the surviving corporation in such transaction, or (iii) all or substantially all of the assets of the Company are sold or otherwise transferred to or are acquired by any other entity or group.

       Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Code resulting in the imposition of excise taxes on the recipients and denial of a deduction to the Bank for all amounts in excess of the executives' average annual compensation for the five tax years preceding the change in control. Each agreement provides that benefits payable to the employee as a result of a change in control will be modified or reduced to the extent deemed to be necessary by the Bank's Board of Directors to avoid the imposition of excise taxes on the employee or the disallowance of a deduction to the Bank.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Board of Directors appointed a Compensation Committee to determine the compensation of the executive officers and the Bank's other employees. During the fiscal year ended June 30, 1998, the Compensation Committee consisted of H. David Bruton, Chairman, Virginia C. Brandt, Felton J. Capel and William E. Samuels, Jr. Mr. Samuels is also President and Chief Executive Officer of the Company and the Bank. Mr. Samuels participates in decisions of the Bank's Compensation Committee and Board of Directors regarding compensation of all executive officers of the Bank other than himself.

       REPORT OF COMPENSATION COMMITTEE. It is the responsibility of the Bank's Compensation Committee to review and evaluate performance of the Bank's executive officers. The salary of each executive officer, including Mr. Samuels, the Chief Executive Officer, is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. In addition, the executive officers of the Bank are eligible to receive discretionary bonuses based on profit--as are all other employees -- declared by the Bank's Board of Directors based upon after-tax net income of the Bank.

                                            H. David Bruton
                                            Virginia C. Brandt
                                            Felton J. Capel
                                            William E. Samuels, Jr.

PERFORMANCE GRAPH

       The following graph compares the Company's cumulative shareholder return on the Common Stock with a Nasdaq (U.S. companies) index and with a savings institution peer group whose stock is quoted on Nasdaq. The graph was prepared using data through June 30, 1998.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                            Performance Report for
                          First Savings Bancorp, Inc.


Prepared by the Center for Research in Security Prices
Produced on July 29, 1998 including data to June 30, 1998

Date        Company Index  Market Index  Peer Index
----        -------------  ------------  ----------
06/30/93                         90.043      84.979
07/30/93                         90.149      90.988
08/31/93                         94.809      95.828
09/30/93                         97.632     100.135
10/29/93                         99.826     100.745
11/30/93                         96.851      97.718
12/31/93                         99.551     100.547
01/06/94          100.000       100.000     100.000
01/31/94          100.893       102.573     103.044
02/28/94          102.679       101.615     101.904
03/31/94          101.786        95.366      98.362
04/29/94          107.143        94.129     101.712
05/31/94          108.929        94.358     109.043
06/30/94          126.087        90.907     112.167
07/29/94          131.491        92.771     114.744
08/31/94          135.093        98.686     117.490
09/30/94          140.756        98.433     115.155
10/31/94          129.441       100.368     108.527
11/30/94          122.199        97.038     101.481
12/30/94          116.565        97.310     102.558
01/31/95          114.744        97.856     107.954
02/28/95          118.387       103.031     114.853
03/31/95          122.837       106.086     115.549
04/28/95          120.087       109.426     119.822
05/31/95          122.837       112.250     121.984
06/30/95          134.160       121.346     126.067
07/31/95          134.160       130.266     131.263
08/31/95          141.614       132.907     144.466
09/29/95          144.371       135.964     147.334
10/31/95          149.996       135.185     145.306
11/30/95          146.246       138.359     150.313
12/29/95          134.494       137.621     153.722
01/31/96          145.347       138.300     152.082
02/29/96          138.741       143.563     155.159

Date               Company Index          Market Index         Peer Index
----               -------------          ------------         -----------
03/29/96              138.953                144.039             157.922
04/30/96              145.615                155.989             160.474
05/31/96              146.567                163.152             161.486
06/28/96              143.751                155.797             163.520
07/31/96              129.280                141.924             160.665
08/30/96              131.209                149.877             168.926
09/30/96              140.258                161.340             173.475
10/31/96              141.232                159.558             180.814
11/29/96              148.050                169.422             192.476
12/31/96              147.463                169.269             197.149
01/31/97              147.463                181.300             207.279
02/28/97              153.361                171.272             221.910
03/31/97              155.917                160.091             216.036
04/30/97              156.910                165.096             217.589
05/30/97              158.897                183.805             230.761
06/30/97              178.285                189.433             250.329
07/31/97              188.301                209.429             265.359
08/29/97              165.264                209.109             273.329
09/30/97              193.136                221.480             299.848
10/31/97              188.080                210.010             310.347
11/28/97              197.180                211.062             316.237
12/31/97              208.243                207.688             341.977
01/30/98              210.275                214.204             327.067
02/27/98              192.931                234.314             351.941
03/31/98              210.390                242.955             368.401
04/30/98              183.576                247.072             377.682
05/29/98              191.826                233.561             363.584
06/30/98              204.202                250.040             355.655

The index level for all series was set to 100.00 on 01/06/94.

                                                              LEGEND

Symbol               CRSP Total Returns Index for:               06/30/93  06/30/94  06/30/95  06/28/96  06/30/97  06/30/98

------               -----------------------------               --------  --------  --------  --------  --------  --------

_________ .          First Savings Bancorp, Inc.                              126.1     134.2     143.8     178.3     204.2

 ..._____... *        Nasdaq Stock Market (US Companies)              90.0      90.9     121.3     155.8     189.4     250.0

--------------       NASDAQ Stocks (SIC 6030-6039 US                 85.0     112.2     126.1     163.5     250.3     355.7
                     Companies)
                     Savings Institutions

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 01/06/94.

CERTAIN INDEBTEDNESS AND TRANSACTIONS OF MANAGEMENT

        The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.


                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        Dixon Odom PLLC was the Company's independent auditor for the year ended June 30, 1998 and has been selected as the Company's independent auditor for the year ending June 30, 1999. Such selection is being submitted to the Company's shareholders for ratification. A representative of Dixon Odom PLLC is expected to attend the Meeting and will be afforded an opportunity to make a statement, if he so desires, and to respond to appropriate questions from shareholders.

        As of August 29, 1996, Dixon Odom PLLC was engaged as the Company's new independent auditor. Prior to that time, Deloitte & Touche LLP served as the Company's independent auditor. The decision to change independent auditors was based on several factors, including location and cost, and was approved by the Executive Committee. Deloitte & Touche LLP's report on the Company's financial statements for the fiscal years ended June 30, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During such year and the subsequent interim period through August 29, 1996, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles of practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditor, would have caused it to make reference to the subject of such disagreement in connection with its reports. During its two most recent fiscal years and the subsequent interim period ended August 29, 1996, the Company has not consulted Dixon Odom PLLC with regard to either: (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.


        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
                                                                     ---
RATIFICATION OF THE SELECTION OF DIXON ODOM PLLC AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

                PROPOSALS FOR 1999 ANNUAL SHAREHOLDERS' MEETING

       It is presently anticipated that the 1999 Annual Meeting of Shareholders will be held in October of 1999. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than July 1, 1999, and meet all other applicable requirements for inclusion therein.

       The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.



                                 OTHER MATTERS

       Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.


                                 MISCELLANEOUS

       The Annual Report of the Company for the year ended June 30, 1998, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

       THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: FIRST SAVINGS BANCORP, INC., POST OFFICE BOX 1657, 205 S.E. BROAD STREET, SOUTHERN PINES, NORTH CAROLINA 28388-1657, ATTENTION:
WILLIAM E. SAMUELS, JR.


                                  By Order of the Board of Directors,

                                  /s/ John F. Burns
                                 ---------------------------------------
                                 John F. Burns
                                 Secretary

Southern Pines, North Carolina
September 28, 1998

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE


---------------------------------                        1. Election of Directors,
   FIRST SAVINGS BANCORP, INC.                              Term Ending at 2001 Annual Meeting:           For All   With-    For All
---------------------------------                                                                        Nominees   hold     Except
                                                                        J.E. Causey                         [_]      [_]      [_]
                                                                     Henry A. Clayton
                                                                   William E. Samuels, Jr.

Mark box at right if an address change    [_]               NOTE: If you do not wish your shares voted "For" a particular nominee,
or comment has been noted                                   mark the "For All Except" box and strike a line through the name(s) of
on the reverse side of this card.                           the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                                                                            For    Against  Abstain
                                                         2. To ratify the selection of Dixon, Odom, & Co.,  [_]      [_]      [_]
                                                            L.L.P. as the independent auditor for the Company
                                                            for the fiscal year ending June 30, 1999.

                                                         3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

                                                -----------
   Please be sure to sign and date this Proxy   Date
-----------------------------------------------------------


---Stockholder sign here---------------Co-owner sign here--

                          FIRST SAVINGS BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 29, 1998

The undersigned hereby appoints the members of the Board of Directors and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of First Savings Bancorp, Inc. (the "Company") to be held on October 29, 1998, at 10:00 a.m. at the Holiday Inn, U.S. Highway 1 By-Pass, Southern Pines, N.C. or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting, as follows on the reverse side.

IF PROPERLY MARKED, DATED, SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF INSTRUCTIONS ARE GIVEN WITH RESPECT TO SOME BUT NOT ALL PROPOSALS, SUCH INSTRUCTIONS AS ARE GIVEN WILL BE FOLLOWED, BUT THE PROXY WILL BE VOTED FOR THE PROPOSALS AS TO WHICH NO INSTRUCTIONS ARE GIVEN, IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENT AT THE MEETING.

A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY THE FILING OF A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement.

--------------------------------------------------------------------------------
    PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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